Exhibit 10.3
TALEN ENERGY CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
Pursuant to the terms and conditions of the Talen Energy Corporation 2023 Equity Incentive Plan, as amended from time to time (the “Plan”), Talen Energy Corporation, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of performance-based restricted stock units (the “PSUs”) in respect of the number of Shares set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Participant:	[●]
Date of Grant:	[●]
Target Number of PSUs:	[●]
Vesting Commencement Date:	[●]
Measurement Date:	[●]
By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.
TALEN ENERGY CORPORATION

By: ______________________________________
Name: [●]
Title: [●]

______________________________________
[Participant]
[Signature Page to Performance-Based Restricted Stock Unit Award Notice]

Exhibit 10.3
TALEN ENERGY CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Participant PSUs on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:
1.Grant of PSUs.
(a)Grant. The Company hereby grants to the Participant the number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.
(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Terms of Issuance of Grant. Prior to the execution and delivery of this Agreement, the Participant has entered into an employment agreement with the Company or one of its Affiliates providing restrictive covenants applicable during and following employment in a form considered satisfactory by the Committee (the “Restrictive Covenant Agreement”) and the Participant’s entry into the Restrictive Covenant Agreement is a material inducement for, and a condition of, the Company’s entry into this Agreement and issuance of the PSUs specified in this Agreement. To the maximum extent permissible under applicable law, all of the restrictive covenants applicable to the Participant set forth in the Restrictive Covenant Agreement, including, without limitation, any non-competition and non-solicitation provisions applicable to Participant set forth therein, are hereby incorporated by reference into this Agreement (with the same force and effect as though fully set forth herein).
3.Vesting.
(a)Performance Vesting. The “Measurement Date” applicable to the PSUs shall be the Measurement Date set forth in the Grant Notice, and the period beginning on the Vesting Commencement Date and ending on the Measurement Date is referred to herein as the “Performance Period.” The Committee shall determine the actual number of PSUs earned by the Participant (the “Earned PSUs”) no later than 30 days following the Measurement Date. The number of Earned PSUs shall be determined as a percentage of the Target Number of PSUs based on the level of Adjusted Equity Value achievement as set forth in the table below. Linear interpolation shall be used to determine the number of Earned PSUs to the extent that the Adjusted Equity Value is between the Threshold and Maximum amounts set forth in the table below. For the avoidance of doubt, if the Adjusted Equity Value is less than the Threshold set forth in the table below, none of the PSUs will become Earned PSUs. To the extent that the Adjusted Equity Value as of the Measurement Date exceeds the Maximum set forth in the table below, the Company will allocate an additional number of Earned PSUs (the “2025 Kicker PSUs”) to all Participants who have not incurred a Termination of Employment prior to the Measurement Date and who hold Eligible PSUs (as defined below) that (excluding the 2025 Kicker PSUs) will become Earned PSUs as of such Measurement Date (each such Participant, an “Eligible Participant”). The aggregate number of 2025 Kicker PSUs to be delivered to all Eligible Participants shall be equal to (x) three percent of the product of (A) the amount by which the Adjusted Equity Value as of the Measurement Date exceeds the Maximum Adjusted Equity Value set forth in the table below and (B) the total number of Shares outstanding as of the Measurement Date, divided by (y) the volume-weighted adjusted price of a Share (the “VWAP”) for the 10 trading days immediately preceding the Measurement Date. The number of 2025 Kicker PSUs allocated to each Eligible Participant shall be determined based on the number of Eligible PSUs (excluding the 2025 Kicker PSUs) held by the Eligible Participant that become Earned PSUs as of the Measurement Date as a fraction of all Eligible PSUs held by all Eligible Participants that become Earned PSUs as of the Measurement Date. Any Earned PSUs shall time-vest in accordance with Section 3(b).

Performance Level	Adjusted Equity Value (per Share)	Earned PSUs (% of Target Number of PSUs)
Below Threshold	<[●]	0%
Threshold	[●]	50%
Target	[●]	100%
Maximum	[●]	200%
Above Maximum	>[●]	3% of market capitalization implied by Adjusted Equity Value in excess of Maximum are allocated as incremental Earned PSUs (as described above)

“Adjusted Equity Value” means a per Share amount equal to the sum of (i) the per Share value based on the VWAP for the 30 trading days immediately preceding the Measurement Date, and (ii) the aggregate per Share value of any distributions or dividends (A) paid with respect to Shares between the Vesting Commencement Date and the Measurement Date or (B) approved for distribution within the next quarter but not yet paid.
“Eligible PSUs” means all PSUs granted by the Company pursuant to an award agreement that provides for the grant of 2025 Kicker PSUs upon achievement of Adjusted Equity Value above the Maximum.
(b)Service Vesting. Subject to Sections 3(c) and 3(d), the PSUs shall vest on the Measurement Date, subject to the Participants continued employment through such date.
(c)Termination of Employment. If the Participant incurs a Termination of Employment in circumstances other than as set forth in Section 3(d)(iv):
(i)If the Termination of Employment is by the Company without Cause, due to the Participant’s death or Disability, or by the Participant for Good

Reason (if Good Reason applies to this award) then, subject to Participant’s timely execution of a release of all claims in a form acceptable to the Company and generally used by the Company with respect to similarly situated employees, the Target Number of PSUs shall be reduced such that the Target Number of PSUs outstanding under the Agreement shall be equal the Target Number of PSUs (before taking into account the reduction set forth in this Section 3(c)(i)), multiplied by a fraction, the numerator of which is the number of calendar days from the Vesting Commencement Date to the date of such Termination of Employment, and the denominator of which is [●], and the resulting Earned PSUs determined as of the Measurement Date pursuant to Section 3(a) will be settled in accordance with Section 4 below. For the avoidance of doubt, all references to “Target Number of PSUs” shall, following such Termination of Employment, refer to the Target Number of PSUs as reduced pursuant to this Section 3(c)(i). For purposes of this Agreement, if the Participant is party to an employment agreement, offer letter, consulting agreement or similar agreement with the Company or one of its Affiliates (as applicable, an “Employment Agreement”) that defines “good reason” (or words of like import), “Good Reason” shall have the meaning set forth in the Employment Agreement. If the Participant is not party to an Employment Agreement or if the Employment Agreement does not define “good reason” (or words of like import), the term “Good Reason” does not apply to this Award.
(ii)If the Participant incurs a Termination of Employment due to any other reason except as described as described in Section 3(c)(i) (including, for the avoidance of doubt, any resignation by the Participant for any reason if the Participant is not party to an Employment Agreement or if the Employment Agreement does not define “good reason” (or terms of like import)), then all outstanding unvested PSUs shall be immediately forfeited and cancelled for no consideration.
(d)Change in Control. In connection with a Change in Control (in each case, subject to the Committee’s ability to make any other determination as set forth in Section 10.1 of the Plan):
(i)If the Company is the surviving entity in connection with such Change in Control, this Award will be continued or otherwise assumed by the Company in such Change in Control.
(ii)If the Company is not the surviving entity in connection with such Change in Control, this Award will be replaced by the surviving entity with new awards with similar economic value and vesting terms as of the consummation of the Change in Control.
(iii)If this Award is not replaced, continued or otherwise assumed in connection with the Change in Control, then this Award will accelerate and become eligible to vest in connection with such Change in Control, in which case (A) the Change in Control will be treated as the Measurement Date for purposes of the Award and (B) the per Share value for purposes of determining the Adjusted Equity Value will be the implied per Share value in connection with such Change in Control.
(iv)If (A) this Award is continued, replaced or otherwise assumed in connection with a Change in Control, (B) a Termination of Employment occurs on or within 12 months following the Change in Control and (C) such

Termination of Employment is by the Company (or its successor) without Cause, due to the Participant’s death or Disability, or by the Participant for Good Reason (if Good Reason applies to this award, as set forth above) then, subject to Participant’s timely execution of a release of all claims in a form acceptable to the Company and generally used by the Company with respect to similarly situated employees, all PSUs (or any awards granted in continuation, assumption or replacement of such PSUs) as of such Termination of Employment will remain eligible to become Earned PSUs pursuant to Section 3(a) as of the Measurement Date and will be settled in accordance with Section 4 below.
(v)The performance metrics set forth in Section 3(a) and the number and type of shares subject to this Award may be adjusted by the Committee to equitably account for the effect of the transaction constituting the Change in Control.
4.Settlement. Subject to Section 6, the Company shall issue one Share to the Participant for each Earned PSU that becomes vested within 30 days following the Measurement Date.
5.Dividend Equivalents; Rights as Member. Until such time as the PSUs have been settled pursuant to Section 4, the Participant shall have no rights as a holder of Common Stock, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the PSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Common Stock underlying the PSUs had such shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying PSU with respect to which they accrue, and shall, if the underlying PSU vests, at the same time as the underlying PSUs are settled pursuant to Section 4.
6.Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the PSUs and, if the Participant fails to do so, the Company may refuse to issue or transfer any Common Stock or dividend equivalents otherwise required to be issued pursuant to this Agreement. Unless as otherwise agreed to by the parties hereto, any withholding obligation with regard to the Participant (up to the maximum statutory rate) may be satisfied by reducing the number of Shares otherwise deliverable to Participant hereunder.
7.Non-Transferability. The PSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.
8.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the grant of PSUs and the issuance of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.Miscellaneous.
(a)Confidentiality. The Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by the Participant of this covenant. This provision shall not prohibit the Participant from providing this information on a confidential and privileged basis to the Participant’s attorneys, financial advisors, or accountants for purposes of obtaining legal, financial, or tax advice or as otherwise required by law.
(b)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.
(c)No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended or modified only by a written instrument executed by the Participant and the Company.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of any Company Entity or shall interfere with or restrict in any way the right of any Company Entity to remove, terminate, or discharge the Participant at any time for any reason whatsoever.
(f)Unfunded Plan. The Award of PSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Common Stock pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and any Company Entity or any other Person.
(g)Entire Agreement. This Agreement, the Grant Notice, the Restrictive Covenant Agreement, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.
(h)Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.
(i)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(j)Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.
(k)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(l)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(m)Section 409A of the Code. It is intended that the PSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Code, and the related regulations and guidance issued thereunder (“Section 409A”) and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
(n)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.
(o)Forfeiture and Clawback Provisions. Notwithstanding any other provision in this Agreement, the Grant Notice or the Plan, the PSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any clawback policy implemented by the Company or otherwise required by applicable law, whether or not such clawback policy was in place at the Date of Grant and whether or not the PSUs are vested. In addition, if the Participant incurs a Termination of Employment for Cause (or, following a Termination, the Company discovers that grounds for Termination for Cause existed at the time of Termination) or breaches any of the restrictive covenants set forth in the

Restrictive Covenant Agreement, then the Participant shall automatically and immediately forfeit to the Company for no consideration: (i) all of the PSUs (whether vested or not vested), (ii) all Shares previously received on settlement of the PSUs (the “Award Shares”) held by the Participant and, (iii) in the event the Participant has sold or otherwise disposed of any Award Shares, the amount of any cash proceeds received from such sale or disposition, in each case, effective as of the date of such Termination for Cause (or determination that grounds for termination for Cause existed, as applicable) or the breach of the Restrictive Covenant Agreement, as applicable.
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